May 12, 2011

Dear Stockholder:

On April 5th, Inland American Real Estate Trust (“Inland American”) conducted a webcast to discuss our 2010 fourth quarter and year-end results.  This webcast had over 225 “live” participants with hundreds listening to the replay in the weeks following the event.  A replay of this event is available on Inland American’s website at www.inlandamerican.com.

Senior management at Inland American began conducting these webcasts approximately a year ago to increase and improve communication with our stockholders and the real estate investment community.  We understand that communication with our different audiences, most importantly our stockholders, must be a part of our daily routine.  We also understand that communication is a two-way process, so during the webcast we conduct an extensive question and answer session providing investors the opportunity to communicate directly with senior management of the REIT.

We encourage you to attend our upcoming webcasts in 2011 and participate by submitting your questions to us. We look forward to answering them during future calls. Our next call will be June 6th, 2011 at 2pm. Registration is now available on our website.

Cash Distribution

We have enclosed your cash distribution equaling $0.04167 per share for the month of April 2011, paid at an annualized rate equal to $0.50 per share.  This equates to a 5 percent annualized yield on a share purchase price of $10.00 and a 6.2 percent annualized yield on our estimated per share value and our Distribution Reinvestment Plan purchase price of $8.03.  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.

First Trust Company of Onaga (“FTCO”)

Inland Real Estate Investment Corporation (“IREIC”), our sponsor, in 2010 elected to pay the annual account maintenance fee for any FTCO Traditional, ROTH or SEP IRA account that held at least 1,000 shares of our common stock for the period July 1, 2010 to June 30, 2011.  We are pleased to advise you that IREIC has elected to extend this payment period to December 31, 2011 for those qualifying accounts holding at least 1,000 shares or a value of $8,030 as of July 1, 2011.  Accountholders will be responsible for paying any subsequent annual account fees incurred thereafter.   FTCO will charge these annual fees to qualifying accountholders at a reduced rate.

We appreciate your investment in Inland American and we are proud of The Inland Real Estate Group of Companies’ successful track record and 40 years of integrity.  The Inland Real Estate Group of Companies is the only real estate related sponsor to win the prestigious Torch Award for Business Ethics from The Better Business Bureau and you can rest assured that distributions paid by Inland American are funded from cash flow proceeds actually generated from the assets in our portfolio.

If you have any questions about your investment, please contact your financial advisor or Inland Customer Service at 800.826.8228.

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Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.